EXHIBIT 10.4
CASINO SERVICES AGREEMENT
BETWEEN WIMAR TAHOE CORPORATION
DBA COLUMBIA ENTERTAINMENT
AND
WIMAR OPCO, LLC DBA
TROPICANA ENTERTAINMENT
This Casino Services Agreement (the “Agreement”) is made and entered into as of the 3rd day of January, 2007 between Wimar Tahoe Corporation (“CE”), and Wimar OpCo, LLC dba Tropicana Entertainment, a Delaware limited liability company (“Trop”);
Whereas, Trop is desirous of having CE provide management services on behalf of the casino operations of its various subsidiaries as listed in Exhibit I. In consideration of the terms and conditions set forth in this Agreement, CE and Trop hereby enter into this Agreement which provides, among other things, for CE’s services.
NOW THEREFORE, the parties agree as follows:
1.	Contract. Trop hereby contracts for management services with CE and CE hereby agrees to provide such services to Trop upon the terms and conditions hereinafter set forth.

2.	Term and Termination. CE’s provision of services shall commence on the effective date of the merger between Aztar Corporation and WT- Columbia Development, Inc. and shall continue in full force and effect until such time as Trop terminates this Agreement upon sixty (60) days written notice to CE.

3.	Duties. During the term of this Agreement, CE shall provide to Trop any and all services in casino management matters required or requested by Trop in connection with its various casino operations as listed in Exhibit II. Within the limitations herein above provided, CE will render such other services of a supervisory nature in the casino operations as may be requested from time-to-time by Trop without further compensation than that for which provision is made in this Agreement.

4.	Time Requirements. CE shall devote adequate time to provide management services as are necessary to fulfill the requirements of Trop.

5.	Compensation. Trop shall pay to CE in monthly installments an estimate of its allocated portion of CE’s headquarters operating expenses, excluding interest expense and costs directly attributable to a specific casino operation. The allocation shall be based on the proportion of net operating revenues of the Trop casino operations managed by CE under this Agreement to the total net operating revenues of all casino operations managed by CE or owned directly or indirectly by CE. The monthly estimate paid during each year shall be based on the prior year’s CE headquarters operating expense (or the budgeted costs for the first year of this Agreement) and the prior year’s net operating revenues (provided, however, that for the first year of this Agreement, the first year pro forma revenues will be used). A final adjustment to adjust the fee to actual will be made within 60 days of each calendar year end and the parties shall reconcile any overpayment or deficiency.

6.	Relationship Between the Parties. CE is retained only for the purposes and the extent set forth in this Agreement, and its relationship to Trop shall be that of a provider of services. This Agreement in no way affects any other agreements or other matters between CE and Trop that do not relate to the management services specified herein. Each party (the “Indemnifying Party”) hereby agrees to fully indemnify, defend, and hold harmless the other party (the “Indemnified Party”) from and against any and all claims, demands, losses, liabilities, judgments, damages, costs, and expenses of every kind and nature whatsoever brought by a third party against the Indemnified Party, including reasonable attorneys’ fees and court costs, arising from the acts of the Indemnifying Party or the services provided by the Indemnifying Party under this Agreement.

In Witness Whereof, CE and Trop have caused this Agreement to be executed in their corporate names by officers having the authority to do the same as of the day and year first above written.
Wimar OpCo, LLC dba Tropicana Entertainment

By:	/s/ William J. Yung William J. Yung, President
Wimar Tahoe Corporation dba Columbia Entertainment

Bv:	/s/ Richard M. FitzPatrick Richard M. FitzPatrick
Chief Financial Officer

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